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
INVESCO PREMIER PORTFOLIO FUND                                   SUB-ITEM 77Q3
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DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF
INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

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
FOR PERIOD ENDING:  2/28/2018
FILE NUMBER :       811-5460
SERIES NO.:         1
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
72DD.  1   Total income dividends for which record date passed during the period.
           (000's Omitted)
           Investor Class                                                              $    186
       2   Dividends for a second class of open-end company shares (000's Omitted)
           Institutional Class                                                         $  4,501
           Private Investment                                                          $      0
           Personal Investment                                                         $      0
           Reserve Class                                                               $      0
           Resource Class                                                              $      0

73A.       Payments per share outstanding during the entire current period:
           (form nnn.nnnn)
       1   Dividends from net investment income
           Investor Class                                                              $ 0.0064
       2   Dividends for a second class of open-end company shares (form nnn.nnnn)
           Institutional Class                                                         $ 0.0064
           Private Investment                                                          $ 0.0050
           Personal Investment                                                         $ 0.0037
           Reserve Class                                                               $ 0.0021
           Resource Class                                                              $ 0.0057

74U.   1   Number of shares outstanding (000's Omitted)
           Investor Class                                                                32,227
       2   Number of shares outstanding of a second class of open-end company shares
           (000's Omitted)
           Institutional Class                                                          750,426
           Private Investment                                                                10
           Personal Investment                                                               10
           Reserve Class                                                                     10
           Resource Class                                                                    10

74V.   1   Net asset value per share (to nearest cent)
           Investor Class                                                              $   1.00
       2   Net asset value per share of a second class of open-end company shares (to nearest cent)
           Institutional Class                                                         $   1.00
           Private Investment                                                          $   1.00
           Personal Investment                                                         $   1.00
           Reserve Class                                                               $   1.00
           Resource Class                                                              $   1.00
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